Exhibit 99.1

  The Cheesecake Factory Receives Notice of Potential Delisting from
                Nasdaq Due to Late Filing of Form 10-K

              Company to File Form 10-K on April 4, 2005

   CALABASAS HILLS, Calif.--April 4, 2005--The Cheesecake Factory Incorporated (Nasdaq:CAKE) today announced that on April 1, 2005, the Company received notice from the Nasdaq Stock Market that it is not in compliance with Nasdaq Marketplace Rule 4310(c)(14) due to a filing delinquency of its Annual Report on Form 10-K with the Securities and Exchange Commission. Due to this delinquency, the Company's securities face potential delisting from the Nasdaq Stock Market at the opening of business on April 12, 2005 should the Company remain delinquent at that time. Also, as a result of the filing delinquency, should the Company remain delinquent on April 4, 2005, the Company's trading symbol for its securities will be changed from "CAKE" to "CAKEE" at the opening of business on April 5, 2005.
   The Company is filing its Annual Report on Form 10-K with the Securities and Exchange Commission on April 4, 2005.

   This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. Forward-looking statements speak only as of the dates on which they were made. The Company undertakes no obligation to update publicly or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by the securities laws. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements contained in the Company's filings with the Securities and Exchange Commission.

   The Cheesecake Factory Incorporated operates 92 upscale, casual dining restaurants under The Cheesecake Factory(R) name that offer an extensive menu of more than 200 items with an average check of approximately $16.60. The Company also operates a bakery production facility that produces over 50 varieties of quality cheesecakes and other baked products for the Company's restaurants and for other leading foodservice operators, retailers and distributors. Additionally, the Company operates five upscale casual dining restaurants under the Grand Lux Cafe(R) name; one self-service, limited menu "express" foodservice operation under The Cheesecake Factory Express(R) mark inside the DisneyQuest(R) family entertainment center in Orlando, Florida; and licenses three bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe(R) name.

    CONTACT: The Cheesecake Factory Incorporated
             Jane Vallaire, 818-871-3000